As filed with the Securities and Exchange Commission on May 18, 2006

Registration No. 333-133189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	6770	20-4531310
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 East 38th Street

Suite 46C

New York, New York 10016

(212) 681-6763

(Address and telephone number of Registrant’s principal executive offices)

F. Jacob Cherian

President and Chief Executive Officer

Millennium India Acquisition Company Inc.

330 East 38th Street

Suite 46C

New York, New York 10016

(212) 681-6763

(Name, address and telephone number of agent for service)

Copies to:

Ira I. Roxland, Esq. Sharon K. Mauer, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700 Fax: (212) 768-6800	Alan I. Annex, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 (212) 801-9200 Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.01 par value, and one warrant(2)	13,800,000	$8.00	$110,400,000.00	$11,812.80
Shares of common stock included as part of the units(2)	13,800,000	—	—	—(3)
Warrants included as part of the units(2)	13,800,000	—	—	—(3)
Shares of common stock underlying the warrants included in the units(2)(4)	13,800,000	$6.00	$82,800,000.00	$8,859.60
Representative’s unit purchase option	1	$100.00	$100.00	—(3)
Units underlying the representative’s unit purchase option (“Representative’s Units”)	1,200,000	$10.00	$12,000,000.00	$1,284.00
Shares of common stock included as part of the Representative’s Units	1,200,000	—	—	—(3)
Warrants included as part of the Representative’s Units	1,200,000	—	—	—(3)
Shares of common stock underlying the warrants included in the Representative’s Units(4)	1,200,000	$6.00	$7,200,000.00	$770.40
Warrants to be sold by selling securityholders(5)	2,187,500	$0.80	$1,750,000.00	$187.25
Common stock to be sold by selling securityholders upon their exercise of warrants(5)	2,187,500	$6.00	$13,125,000.00	$1,404.38
Common stock to be issued upon exercise of warrants after the sale of such warrants in open market transactions	2,187,500	$6.00	$13,125,000.00	$1,404.38
Total			$240,400,100.00	$25,722.81(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,800,000 units that the representative of the underwriters has the option to purchase to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, we are also registering an indeterminate number of additional shares of common stock that are issuable by reason of the anti-dilution provisions of the warrants.
(5)	Securities being sold by the selling securityholders identified in this registration statement.
(6)	$21,935.01 of the filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: (a) one to be used in connection with an offering by the registrant of 12,000,000 units, each consisting of one share of common stock and one warrant (the “Registrant’s Prospectus”), and (b) one to be used in connection with (i) the resale of up to 2,187,500 warrants (and the 2,187,500 shares of common stock underlying such warrants) by the holders named therein (collectively, the “Selling Securityholders”), and (ii) the issuance by the registrant of up to 2,187,500 shares of common stock upon the exercise of such warrants if purchased by others from the Selling Securityholders (the “Selling Securityholders’ Prospectus”).

The Registrant’s Prospectus follows immediately. Following the Registrant’s Prospectus are certain pages of the Selling Securityholders’ Prospectus, which include: (i) an alternate front cover page, (ii) an alternate section entitled “Prospectus Summary—The Offering,” (iii) an alternate section entitled “Use of Proceeds,” (iv) an alternate section entitled “Selling Securityholders” and (v) an alternate section entitled “Plan of Distribution.”

All other pages of the Registrant’s Prospectus and the Selling Securityholders’ Prospectus are the same, except that the Selling Securityholders’ Prospectus will not have a section entitled “Underwriting.”

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 18, 2006

PRELIMINARY PROSPECTUS

$96,000,000

MILLENNIUM INDIA ACQUISITION COMPANY INC.

12,000,000 Units

Millennium India Acquisition Company Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with one or more businesses that have operations primarily in India. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on privately owned businesses within the financial services, healthcare, infrastructure and consumer, retail and hospitality sectors. However, we will review a business opportunity presented to us in any industry sector.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2007 [one year from the date of this prospectus], and will expire on                     , 2010 [four years from the date of this prospectus], or earlier upon redemption.

We have granted to Ladenburg Thalmann & Co. Inc., the representative of the underwriters, an option exercisable within 45 days after the date of this prospectus to purchase up to 1,800,000 additional units solely to cover over-allotments, if any (over and above the 12,000,000 units referred to above). The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,200,000 units at $10.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants, at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants. F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani, or our founders, have also indicated that each intends to purchase 208,333 founders’ warrants, at a price of $0.80 per warrant, for an aggregate purchase price of approximately $500,000. These purchases will occur immediately prior to the consummation of this offering. The warrants sold in these private placements will be identical to the warrants being offered by this prospectus except for a cashless exercise right feature to be contained in the founders’ warrants. These individuals will not have any right to any liquidation distributions with respect to the warrants in the event we fail to consummate a business combination.

There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol MQC.U. Once the securities comprising the units begin separate trading on             , 2006 [90 days from the date of this prospectus] or on such earlier date as shall be determined by the representative of the underwriters, the common stock and warrants will be listed on the American Stock Exchange under the symbols MQC and MQC.WS, respectively. We cannot assure you that our securities will be listed or, if listed, continue to be listed on the American Stock Exchange. In the event that our securities are not listed on the American Stock Exchange, we anticipate that the units, and upon their separation, the common stock and warrants, will be quoted on the OTC Bulletin Board.

The 2,187,500 warrants described above are being registered for resale under the registration statement of which this prospectus forms a part. These private placement warrants, which will be purchased by non-affiliated parties, will be immediately saleable into the open market after the separation of the units sold in this offering.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and non-accountable expense allowance(1)	Proceeds, before expenses, to us(1)
Per unit	$8.00	$0.40	$7.60
Total	96,000,000	4,800,000	91,200,000

(1)	Excludes $960,000, or 1% of the underwriting discount payable to the underwriters, as well as $1,680,000, or 1.75%, non-accountable expense allowance payable to the representative of the underwriters. The payment of the 1% underwriting fee and $1,605,000 of the representative’s non-accountable expense has been deferred until we consummate a business combination.

Of the net proceeds we receive from this offering, $92,750,000 (approximately $7.73 per unit) will be deposited into a trust account at                  maintained by                  acting as trustee. This amount includes $2,565,000 ($0.21 per unit) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes $2,250,000 in net proceeds from the sale of private placement units and founders’ warrants in a private placement offering immediately prior to this offering. As a result, our public stockholders will receive approximately $7.73 per unit (plus interest earned, less up to $2,300,000 used for working capital, and taxes payable) in the event of a liquidation of our company prior to consummation of a business combination. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

We are offering the units for sale on a firm commitment basis. Ladenburg Thalmann & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about             , 2006.

Ladenburg Thalmann & Co. Inc.
Ferris, Baker Watts Incorporated
Maxim Group LLC

                    , 2006

Market and Industry Data

Market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information. None of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. In addition, while we believe the market data and industry statistics included in this prospectus are generally reliable, such information is inherently imprecise. Such data involves risk and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” Accordingly, investors should not place undue reliance on this information.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Millennium India Acquisition Company Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. As used in this prospectus, a “target business” means an operating business with primary operating activities in India and a “business combination” means the acquisition by us of such a target business.

We are a blank check company organized under the laws of the State of Delaware on March 15, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with one or more businesses that have operations primarily in India. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on privately owned businesses within the financial services, healthcare, infrastructure and consumer, retail and hospitality sectors. However, we will review a business opportunity presented to us in any industry sector.

We believe that our timing is optimal for a business combination in India, as its economy in terms of gross domestic product, or GDP, has become the fourth largest in the world, behind the United States, China and Japan according to the Economic Times Online. We also believe that several features of India’s market will likely result in strong continued growth of its GDP, including:

•	the intense focus of the Indian government on increasing productivity and instituting measures to improve labor and capital resources to achieve a targeted GDP growth rate of 8% per year;

•	the recent strength of India’s currency;

•	the availability of a highly educated, but comparatively low-paid professional, technical and labor force;

•	increasing accumulation of individual wealth and a growing middle-class that has fueled sharp increases in domestic consumption; and

•	the Indian government’s recent proposal to eliminate all remaining foreign currency exchange controls.

Assuming GDP growth of 7% and population growth of 1.5%, over one-half of India’s population will turn middle class between 2020 and 2040 according to The Business Standard, an Indian financial newspaper. The convergence of all of these factors, a population of over a billion consumers and India’s ability to outpace other emerging markets, make India a prime location for foreign investments.

In focusing our efforts on identifying a prospective target business, we expect to draw upon and leverage the following strengths of our management team:

•	Our management has an extensive knowledge of India as well as a network of contacts and relationships with Indian business leaders, positioning us to successfully navigate around obstacles typically faced by foreign-equity investors;

•	F. Jacob Cherian and Suhel Kanuga, our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer, Treasurer and Secretary, respectively, will relocate to India upon the consummation of this offering, taking up full-time residency in Mumbai, to oversee the sourcing, identification and selection of a target business, negotiate terms of a business combination, conduct due diligence and consummate a business combination;

•	Our board of directors and advisors are comprised of persons who hold leadership positions in U.S. or Indian companies and will provide business contacts and merger and acquisition and industry expertise; and

•	Members of our team have had direct experience with blank check companies executing business combinations.

We will initially focus our search for a target business in the financial services, health care, infrastructure and consumer, retail and hospitality sectors as we believe that they represent particularly attractive acquisition targets with favorable valuations and significant growth potential.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Effecting a business combination

We do not currently have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. In order to do so, we have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Other than F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani, who will be reimbursed for an aggregate of $148,000 in loans made to us in connection with this offering, none of our officers, directors or special advisors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf. We collectively refer to Messrs. Cherian, Kanuga and Mirchandani as our “founders” in this prospectus.

General Information

Our executive offices are located at 330 East 38th Street, Suite 46C, New York, New York 10016, in space made available to us at no cost by Suhel Kanuga, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Our telephone number is (212) 681-6763.

The Offering

Securities offered	12,000,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Ladenburg Thalmann & Co. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) at least 5 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We will file a Current Report on Form 8-K, with the Securities and Exchange Commission, or SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or in an amendment thereto, or in a subsequent Form 8-K, information indicating whether Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC’s website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	3,000,000 shares

Number to be outstanding after this offering	15,000,000 shares

Warrants:

Number outstanding before this offering	2,812,500 warrants

Number to be outstanding after this offering	14,812,500 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (other than the management warrants, but including those outstanding prior to this offering held by warrants issued upon exercise of the unit purchase option) with Ladenburg Thalmann & Co.’s prior consent:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

Since we may redeem the warrants only with the prior written consent of Ladenburg Thalmann & Co. and Ladenburg Thalmann & Co. may hold warrants subject to redemption, Ladenburg Thalmann & Co.

may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ladenburg Thalmann & Co. will consent to such redemption if the exercise of the warrants is not in its best interest even if the exercise of the warrants is in our best interest.

Proposed American Stock Exchange symbols for our:

Units	MQC.U

Common stock	MQC

Warrants	MQC.WS

Offering proceeds to be held in trust

$92,750,000 of the proceeds of this offering and the private placement (approximately $7.73 per unit) will be placed in a trust account at                              maintained by                     , as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $91,200,000 from the proceeds payable to us, $2,250,000 from the proceeds from the issuance and sale of the private placement units and founders’ warrants and $2,565,000 of the proceeds attributable to the deferred portion of the underwriting discount and representative’s non-accountable expense allowance.

The underwriters have agreed to defer a portion of the underwriting discount equal to 1% of the gross proceeds of this offering, or $960,000 ($1,104,000 if the underwriter’s over-allotment option is exercised in full), and $1,605,000 of the representative’s non-accountable expense allowance, until the consummation of our initial business combination. We believe that the deferment of a portion of the underwriting discount and representative’s non-accountable expense allowance and the placement of this amount in the trust account will benefit our stockholders because this will preserve more money for possible distribution to the investors in the event of liquidation prior to our initial business combination or in the event more than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

These proceeds held in the trust account will not be released until the earlier to occur of: (1) the completion of our initial business combination on the terms described in this prospectus and (2) our liquidation. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination. However, up to an aggregate of $2,300,000 of the interest accrued on the amounts held in the trust account (net of taxes payable) will be released to us to fund a portion of our working capital requirements. Once an aggregate of $2,300,000 is released to us, all of the interest earned on the amounts held in the trust account (net of taxes payable) will remain in the trust account until we consummate our initial business combination or liquidate.

Upon the consummation of an initial business combination, the deferred underwriting discount equal to 1% of the gross proceeds of this offering and $1,605,000 of the representative’s non-accountable expense allowance will be released to the representative of the underwriters out of the proceeds of this offering held in the trust account, less $7.73 plus accrued interest for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. The representative of the underwriters will not be entitled to any interest accrued on the deferred underwriting discount or the representative’s non-accountable expense allowance. The trust will pay taxes, if any, on the income, if any, earned by the proceeds held in trust from the income on such proceeds.

None of the warrants may be exercised until the later of one year after the date of this prospectus or the consummation of our initial business combination. After the proceeds of the trust account have been disbursed upon consummation of our initial business combination, the warrant exercise price, if exercised, will be paid directly to us.

We may use a portion of the interest earned by the principal in the trust account to make a deposit or fund a “no-shop” provision with respect to a prospective business combination. In the event that we are required to forfeit such funds (whether as a result of a breach of the agreement relating to such payment or otherwise), we may not have sufficient working capital available to pay expenses related to locating a suitable business combination without securing additional financing. In such event, if we are unable to secure additional financing, we may not consummate a business combination in the proscribed time period and we will be forced to liquidate and dissolve.

Securities to be sold to founders and others

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that as long as such founders’ warrants are held by the founders or their affiliates, they may be exercised on a cashless basis, such that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will relinquish a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price, if any, with respect to the warrants will be paid directly to us. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants, at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933, or the Securities Act. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed units will be required to waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

Limited payments to insiders

We anticipate that a portion of the aggregate maximum of $2,300,000 that will be available to us from interest earned on the monies in the trust account for our working capital needs will be used to reimburse Messrs. Cherian and Kanuga for out-of-pocket expenses in connection with conducting certain full-time activities on our behalf, such as identifying and investigating possible business targets and business combinations. None of our other officers, directors or special advisors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Stockholders must approve business combination

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including holders of the private placement units before this offering, and all of our officers and directors, which we refer to collectively as “existing stockholders” in this prospectus, will have agreed pursuant to letter agreements with the Representative prior to this offering entered into to vote the shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

We view the procedures governing the approval of our initial business combination, each of which are set forth in our certificate of incorporation, as obligations to our public stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ fee and the representative’s non-accountable expense allowance) net of taxes payable, excluding up to $2,300,000 of interest earned on the monies in the trust account used by us as working capital, if the business combination is approved and completed. However, voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. Public stockholders who convert their stock into a pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units. Our existing stockholders cannot convert their common stock, including any shares of common stock purchased in or following this offering, into a pro rata share of the trust account if a business combination is approved.

Investors in this offering that do not subsequently sell, or who receive less than $6.00 for the warrants included in the units once separate trading of the common stock and warrants commences, or public stockholders that have purchased common stock in the after market at a price in excess of $6.00 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ fee and the representative’s non-accountable expense allowance but subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). We will not seek approval of our stockholders to amend our charter to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our existing stockholders will have waived their rights to participate in any liquidation distribution with respect to their initial shares and their shares included within the initial units (but not with respect to shares of common stock purchased in the after market). We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders’ shares

On the date of this prospectus, all of our existing stockholders will place their existing shares into an escrow account maintained by                     , acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented below.

	March 31, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency) capital	$(201,464)	$92,823,500
Total assets	$245,966	$92,823,500
Total liabilities	$226,466	$2,565,000
Value of common stock which may be converted to cash (approximately $7.73 per share without taking into account interest earned on the trust account)	$—	$18,540,725
Stockholders’ equity	$19,500	$71,717,775

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated net proceeds from their sale, the receipt of approximately $2,250,000 from the sale of private placement units and of founders’ warrants immediately prior to the consummation of this offering, and the payment of the estimated remaining costs from such unit sale.

The actual working capital deficit excludes $220,964 of registration costs that have been paid or accrued through March 31, 2006. These deferred offering costs have been recorded as an asset and will be charged to stockholders’ equity upon consummation of this offering.

The “as adjusted” working capital and total assets amounts include $90,185,000 being held in the trust account (excluding the amount held in the trust account representing the $960,000 deferred portion of the underwriters’ fee and $1,605,000 deferred portion of the representative’s non-accountable expense allowance), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust account, including any accrued but undistributed interest, will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the common stock sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote we may effect a business combination even if stockholders that own up to approximately 19.99% of the outstanding shares of common stock exercise their conversion rights and vote against the business combination. In such event, we will be required, promptly following the completion of a business combination, to convert to cash up to approximately 19.99% of the 12,000,000 shares sold in this offering, or 2,398,800 shares of common stock, at an initial per-share conversion price of approximately $7.73, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued but undistributed interest, as of two business days prior to the completion of the proposed business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated with Our Business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenues (other than interest income on the proceeds from this offering) until, at the earliest, after the consummation of a business combination. The report of our independent registered public accounting firm includes an explanatory paragraph that states certain factors, including the fact that the Company’s business plan is dependent upon the consummation of this offering, raise substantial doubt about the Company’s ability to continue as a going concern. The audited balance sheet does not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Since we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our efforts on businesses with primary operations in India, we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business that we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business operating in India, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the deferred underwriters’ discount and representative’s non-accountable expense allowance held in the trust account for) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering, sale of units in our private placement offering and sale of warrants to our founding officers are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a blank check company under the United States securities laws. However, assuming our securities will be listed on the American Stock Exchange, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will become tradeable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, a certain amount of the net proceeds of the offering will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following a business combination, upon our liquidation or as otherwise permitted in the certificate of incorporation;

•	prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account and any remaining net assets.

Under Delaware law, the foregoing requirements and restrictions may be amended if our Board of Directors adopts a resolution declaring the advisability of an amendment which is then approved by a majority of our stockholders of our outstanding shares. Such an amendment could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. However, pursuant to our Articles of Incorporation, neither we nor the Board of Directors will propose or seek stockholder approval of any amendment of these provisions.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based on publicly available information, from August 2003 through May 12, 2006, approximately 60 similarly structured blank check companies have completed initial public offerings, including two with a specific focus on Indian target businesses, and numerous others have filed registration statements. Of these companies, only eight companies have consummated a business combination, while 14 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 38 blank check companies with more than $2.7 billion in trust, and potentially an additional 33 blank check companies that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 22 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, sale of units in our private placement offering and sale of warrants to our founding officers, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert our shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We intend to utilize approximately $2,300,000 of the interest earned by the principal in the trust account to cover our operating expenses for the next 18 months (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period) and to cover the expenses incurred in connection with a business combination. This amount is based on our management’s estimate of the amount needed to fund our operations for the next 18 to 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a lock-up or “no-shop” provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholders or from third parties. We may not be able to obtain additional financing, and our existing stockholders are not obligated to provide any additional financing to us. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

We will be partially dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

We will be partially dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the working capital we will need to search for a target company and consummate a business combination. While we expect to utilize up to a maximum of $2,300,000, for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our directors and officers or from third parties. We may not be able to obtain additional financing, and our existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 19.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.73 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than $7.73, plus interest, due to such claims. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, F. Jacob Cherian and Suhel Kanuga have severally agreed, pursuant to written agreements with us and the representative of the underwriters, that they will be personally liable to ensure that the proceeds in the trust account are not reduced by vendors, service providers or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will liquidate and dissolve if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Stockholders may be held liable for claims by third parties against the corporation to the extent of distributions received by them in a dissolution.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder so elects and votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,000,000 shares of common stock (assuming no exercise of the underwriter’s over-allotment option). We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants, at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants. Messrs. Cherian, Kanuga and Mirchandani have also indicated that each intends to purchase 208,333 founders’ warrants, at a price of $0.80 per warrant, or an aggregate purchase price of approximately $500,000. These purchases will occur immediately prior to the consummation of this offering. The warrants sold in these private placements will be identical to the warrants being offered by this prospectus, except for a cashless exercise right feature to be contained in the founders’ warrants. Additionally, all of the purchasers of these privately placed warrants will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering.

In addition, we have agreed to sell to the representative of the underwriters an option to purchase up to a total of 1,200,000 units, which, if exercised, will result in the issuance of warrants to purchase an additional 1,200,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 45,000,000 shares of common stock, par value $0.0001 per share and 5,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 12,787,500 authorized but unissued shares of our common stock (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the representative of the underwriters) and all of the 5,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock, or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security is outstanding;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who have less debt.

Any of the above listed factors could materially and adversely affect our business and results of operations. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms, or at all.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our founding officers in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers will remain in senior management following a business combination, we may employ other personnel following the business combination. If we acquired a target business in an all cash transaction, it would be more likely that our founding officers and certain of our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If our founding officers negotiate to be retained post business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain of our founding officers and directors remain if it is believed that it is in the best interests of the combined company post business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our officers, directors and special advisors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers, directors and special advisors are, or may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our directors and special advisors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Our directors and special advisors involved in businesses similar to what we may intend to conduct following a business combination may have fiduciary or contractual obligations to present opportunities to those entities first. We cannot assure you that any such conflicts will be resolved in our favor.

Because all of our directors and officers own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our directors and officers own or, upon consummation of this offering, will own, in the aggregate, 2,860,000 shares of our common stock and 625,000 warrants but have waived their right to receive distributions (other than with respect to units they may purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation prior to a business combination. The shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

Prospective target business’ compliance with the Sarbanes-Oxley Act of 2002 may increase the time and costs of completing an acquisition.

Our prospective target business may not be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering, the private sale of shares of common stock and warrants and the private sale of warrants to our founding officers, including the $2,565,000 deferred portion of the underwriters’ fee and representative’s non-accountable expense allowance, after deducting offering expenses of approximately $575,000, will provide us with approximately $92,750,000 (subject to reduction resulting from stockholders electing to convert their shares into cash), which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any deferred fees held in the trust account for the benefit of the underwriters) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Our loss of the services of F. Jacob Cherian and Suhel Kanuga would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be forced to distribute the proceeds of our trust account to our stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of F. Jacob Cherian and Suhel Kanuga, our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer, Treasurer and Secretary respectively. We have not entered into an employment agreement with either Mr. Cherian or Mr. Kanuga, nor have we obtained any “key man” life insurance on either of their lives. The loss of Mr. Cherian’s and/or Mr. Kanuga’s services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following the offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated activities will subject us to the Investment Company Act of 1940 as the net proceeds of this offering and sale of units in our private placement offering that are to be held in trust may only be invested by the trust agent in “government securities” with specific maturity dates. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our existing stockholders paid an aggregate of $29,000, or an average of approximately $0.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement offering are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.9% or $2.31 per share (the difference between the pro forma net tangible book value per share of $5.69 and the initial offering price of $8.00 per unit).

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders will collectively own approximately 18.8% of our issued and outstanding shares of common stock and warrants (assuming they do not purchase units in this offering). Any exercise of these warrants would increase their ownership percentage. These holdings could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

The American Stock Exchange may delist our securities from trading on its exchange in the future, which could limit our investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

If our securities are listed on the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. In addition, in connection with our initial business combination, if any, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” that will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Our common stock may be subject to the penny stock rules promulgated under the Securities Exchange Act of 1934, or Exchange Act, unless our net tangible assets are greater than $5,000,000 or our common stock has a market price per share greater than $5.00. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Risks Associated with Companies with Primary Operations in India

Political, economic, social and other factors in India may adversely affect our ability to achieve our business objective.

Since mid-1991, the Indian government has committed itself to implementing an economic structural reform program with the objective of liberalizing India’s exchange and trade policies, reducing the fiscal deficit, controlling inflation, promoting a sound monetary policy, reforming the financial sector, and placing greater reliance on market mechanisms to direct economic activity. A significant component of the program is the promotion of foreign investment in key areas of the economy and the further development of, and the relaxation of restrictions in, the private sector. These policies have been coupled with the express intention to redirect the government’s central planning function away from the allocation of resources and toward the issuance of specific guidelines. While the government’s policies have resulted in improved economic performance, there can be no assurance that the economic recovery will be sustained. Moreover, there can be no assurance that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any change may adversely affect Indian laws and policies with respect to foreign investment and currency exchange. Such changes in economic policies could negatively affect the general business and economic conditions in India, which could in turn affect us and our ability to achieve our business objective.

Religious and border disputes persist in India and remain pressing problems. For example, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. The longstanding dispute with Pakistan over the border Indian state of Jammu and Kashmir, a majority of whose population is Muslim, remains unresolved. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, adversely affect us and our ability to achieve our business objective.

Since early 2003, there have also been military hostilities and civil unrest in Afghanistan, Iraq and other Asian countries. These events could adversely influence the Indian economy and, as a result, negatively affect us and our ability to achieve our business objective.

Foreign currency fluctuations could adversely affect our ability to achieve our business objective.

Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the U.S. dollar—Indian rupee exchange rate may affect our ability to achieve such objective. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the Indian rupee, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and Indian rupees, which may make it more difficult to consummate a business combination.

Exchange controls that exist in India may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Regulation Act, or FERA, regulates the conversion of the Indian rupee into foreign currencies. FERA provisions previously imposed restrictions on locally incorporated companies with foreign equity holdings in excess of 40% known as FERA companies. Following a business combination, we will likely be a FERA company as a result of our ownership structure. However, comprehensive amendments have been made to FERA to add strength to the liberalizations announced in their recent economic policies. Such companies are now permitted to operate in India without any special restrictions, effectively placing them on par with wholly Indian owned companies. In addition, foreign exchange controls have been substantially relaxed. Notwithstanding, the Indian foreign exchange market is not yet fully developed and we cannot assure you that the Indian authorities will not revert back to regulating FERA companies and impose new restrictions on the convertibility of the Rupee. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of India.

Certain sectors of the Indian economy are subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

The Indian government prohibits investments in certain sectors and limits the ownership in certain other sectors. We intend to avoid sectors in which foreign investment is disallowed. This could limit the possible number of acquisitions that are available for investment. The Indian government also regulates investments in certain other sectors (e.g. banking) by periodically reviewing and adjusting the permissible amount of foreign ownership. The management team will evaluate the risk associated with investments in sectors in which ownership is restricted. However, there can be no guarantee that management will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by the Indian government. Any changes in policy could have an adverse impact on our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

If the relevant Indian authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Indian laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses; and

•	requiring that we restructure our ownership or operations.

Returns on investment in Indian companies may be decreased by withholding and other taxes.

Our investments in India will incur tax risk unique to investment in India and in developing economies in general. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of Indian income tax. Under treaties with India and under local Indian income tax law, income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.

We intend to avail ourselves of income tax treaties with India to seek to minimize any Indian withholding tax or local tax otherwise imposed. However, there is no assurance that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

If political relations between the U.S. and India weaken, it could make a target business’ operations less attractive.

The relationship between the United States and India may deteriorate over time. Changes in political conditions in India and changes in the state of Indian—U.S. relations are difficult to predict and could adversely affect our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability. Any weakening of relations with India could have a material adverse effect on our operations after a successful completion of a business combination.

India has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.

Companies in India are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of an Indian company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. There is substantially less publicly available information about Indian companies than there is about United States companies. Moreover, companies in India are not subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights for Indian corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with an Indian company more difficult. We therefore may have more difficulty in achieving our business objective.

The requirement that Indian companies provide accounting statements that are in compliance with GAAP may limit the potential number of acquisition targets.

To meet the requirements of the United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to GAAP and audited in accordance with U.S. Generally Accepted Auditing Standards, or GAAS. GAAP and GAAS compliance may limit the potential number of acquisition targets.

Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of India.

Indian law will govern almost all of our target business’ material agreements, some of which may be with Indian governmental agencies. We cannot assure you that the target business or businesses will be able to enforce any of their material agreements or that remedies will be available outside of India. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our future operations.

Investors may have difficulty enforcing judgments against our management or our target business.

After the consummation of a business combination, it is likely that substantially all or a significant portion of our assets will be located outside of the United States and some of our officers and directors may reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that India does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds(1)
Offering gross proceeds	$96,000,000	$110,400,000
Gross proceeds from private placement units	1,750,000	1,750,000
Gross proceeds from private sale of founders’ warrants	500,000	500,000
Total	98,250,000	112,650,000
Offering expenses(2)
Underwriting discount (5% of gross proceeds)(3)	4,800,000	5,520,000
Underwriting non-accountable expense allowance (1.75% of gross proceeds without the over-allotment option exercised)(4)	75,000	75,000
Legal fees and expenses (including blue sky services and expenses)	325,000	325,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	45,000	45,000
SEC registration fee	25,723	25,723
NASD registration fee	24,540	24,540
American Stock Exchange filing and listing fee	70,000	70,000
Miscellaneous expenses(5)	9,737	9,737
Total	5,450,000	6,170,000
Net proceeds
Held in trust(6)	92,750,000	106,430,000
Not held in trust(7)	50,000	50,000
Total net proceeds	$92,800,000	$106,480,000
Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(8)
Legal, accounting and other fees and expenses attendant to the due diligence investigations, structuring, negotiation and completion of a business combination	$650,000	$650,000
General and administrative services	240,000	240,000
Internal due diligence and investigation of prospective target businesses	550,000	550,000
Legal and accounting fees relating to SEC reporting obligations	170,000	170,000
Working capital for relocation to India, miscellaneous expenses, director and officer insurance and reserves	740,000	740,000
Total	$2,350,000	$2,350,000

(1)	Excludes the payment of $100 from Ladenburg Thalmann & Co. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.
(2)	$148,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the non-accountable expense allowance and legal and audit fees, have been paid from loans we received from F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(3)	This amount excludes underwriting fees of 1% of the gross proceeds of the offering, or $960,000, or $1,104,000 if the overallotment is exercised in full, which the underwriters have agreed to defer until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fee to the underwriters out of the proceeds of this offering held in a trust account maintained by , acting as trustee.
(4)

This amount excludes $1,605,000 deferred balance of the representative’s 1.75% non-accountable expense allowance, which the representative has agreed to defer until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred balance to the representative of the underwriters out of the proceeds of this offering held in a trust account maintained by , acting as trustee.
(5)	Miscellaneous expenses include additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
(6)	This amount includes funds received from the proceeds of this offering, after deducting expenses, $1,750,000 to be received immediately prior to the consummation of this offering from the private sale of private placement units and $500,000 from the private sale of founders’ warrants, of which 1% of the underwriters’ fee or the gross proceeds of this offering, or $960,000 ($1,104,000 if the underwriters’ over-allotment is exercised in full), and the $1,605,000 deferred balance of the representative’s 1.75% non-accountable expense allowance have been deferred and are payable from the proceeds held in the trust account upon consummation of a business combination. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.
(7)	The amount represents the initial funding of working capital. The remaining portion of working capital will be funded from the interest earned on monies in escrow.
(8)	Approximately $2,300,000 of working capital will be funded from the interest earned from the net proceeds held in trust payable on a monthly basis. The net proceeds of this offering held in the trust account will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. We believe that the interest earned from the trust proceeds held in trust will generate sufficient funding to satisfy our working requirements. Because the initial working capital of $50,000 is being funded from proceeds of this offering, we do not expect that we will need to rely on advances from our officers prior to the receipt of interest earned from the proceeds held in trust.

Our agreement with                                 , as trustee, permits us to utilize up to $2,300,000 of the interest earned upon monies in the trust for working capital. We intend to use the working capital for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as relocation of our full-time officers to India, due diligence, legal, accounting, and other fees for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities undertaken on our behalf as described below. This arrangement is for our benefit and is not intended to provide our existing stockholders or special advisors with any other compensation prior to the consummation of our initial business combination. We believe that our working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We intend to use the net proceeds of this offering, the private placement units, and the founder’s warrants as discussed below, to acquire one or more businesses that have operations primarily in India. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account that are not used for such purpose as well as any other net proceeds not expended will be used to finance the operations of the target business.

Some of our officers and directors may choose to purchase securities in this offering. However, none of them are obligated to do so and we do not have any agreements or arrangements with any of them requiring them to purchase securities in this offering.

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that they may be exercised on a cashless basis so long as such founders’ warrants are held by the founders or their affiliates. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants, at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed units will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

During March and April, 2006, our founders advanced an aggregate of $148,000 to us, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the non-accountable expense allowance, legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 30, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including the deferred underwriters’ discount and the representative’s non-accountable expense allowance) only in the event there is no business combination or if that stockholder were to seek to convert such shares into cash in connection with a business combination which the stockholder voted against and which we actually consummate. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

In the event of our liquidation, our existing stockholders and holders of the private placement units will be entitled to receive funds from the trust account solely with respect to any shares of common stock which they purchased in or following this offering.

DETERMINATION OF OFFERING PRICE

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2006 and our capitalization as adjusted to give effect to the sale of our units in this offering and in our sale of private placement units and of founders’ warrants and the application of the estimated net proceeds derived from sales:

	Actual	As Adjusted
Notes payable(1)	$62,500	$—
Due to underwriters(2)	—	2,565,000

Total debt	62,500	2,565,000

Common Stock, $0.0001 par value, 2,398,800 shares, as adjusted, subject to possible conversion (at conversion value of approximately $7.73 per share)	—	18,540,725

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 5,000 shares authorized; none issued or outstanding	—	—
Common Stock, $0.0001 par value, 35,000,000 shares authorized; 45,000,000 shares authorized, as adjusted; 2,860,000 shares issued and outstanding; 12,601,200 shares issued and outstanding (excluding 2,398,800 shares subject to possible conversion), as adjusted(3)	236	1,260
Additional paid-in capital(3)(4)	24,764	71,722,015
Deficit accumulated during the development stage	(5,500)	(5,500)

Total stockholders’ equity	19,500	71,717,775

Total capitalization	$82,000	$92,823,500

(1)	The notes payable are comprised of three promissory notes totalling $148,000, issued in equal amounts to our founders. Of such amount, $85,500 unsecured promissory notes were issued during April and May 2006. The promissory notes are due at the earlier of September 30, 2006 or the consummation of our initial public offering.
(2)	Includes 1% of the underwriters’ fee on the gross proceeds of this offering, or $960,000 ($1,104,000 if the underwriters’ over-allotment option is exercised in full), and the $1,605,000 deferred balance of the representative’s 1.75% non-accountable expense allowance, which the underwriters have agreed to defer payment until the consummation of our initial business combination.
(3)	We issued an additional 500,000 shares of common stock to our directors and officers for $4,000 in cash, subsequent to the date of our audited balance sheet, but prior to the date of this prospectus.
(4)	Includes $1,750,000 and $500,000, expected to be received immediately prior to this offering for the purchase of private placement units comprised of 140,000 shares of common stock and 2,187,500 warrants by non-affiliated persons and 625,000 warrants by insiders.

If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At March 31, 2006, our net tangible book value deficit was $201,464, or approximately $(0.09) per share of common stock. After giving effect to the sale of 12,000,000 shares of common stock included in the units and the 140,000 shares of common stock included in our private placement units and the deduction of underwriting discounts and estimated expenses of this offering of approximately $8,015,000 (inclusive of deferred underwriter’s fees payable upon consummation of a business combination), our pro forma net tangible book value (as decreased by the value of 2,398,800 shares of common stock which may be converted into cash) at March 31, 2006 would have been $71,717,775, or $5.69 per share, representing an immediate increase in net tangible book value of $5.78 per share to the existing stockholders and an immediate dilution of $2.31 per share or 28.9% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $18,540,725 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discount and the representative’s non-accountable expense allowance) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value deficiency before this offering	$(0.09)
Increase attributable to new investors	5.78
Pro forma net tangible book value after this offering		5.69

Dilution to new investors		$2.31

The following table sets forth information with respect to our existing stockholders and the new investors in this offering:

	All Classes of Common Stock Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,000,000	20.0%	$1,779,000	1.8%	$0.59
New investors	12,000,000	80.0%	$96,000,000	98.2%	$8.00

Total	15,000,000	100.0%	$97,779,000	100.0%

The pro forma net tangible book value deficit after the offering is calculated as follows:

Numerator:
Net tangible book value deficit before this offering	$(201,464)
Net proceeds from the sale of shares of common stock to our officers and directors, subsequent to the date of our audited balance sheet	4,000
Net proceeds from this offering, including the sale of private placement units and the founders’ warrants	92,800,000
Offering costs excluded from net tangible book value before this offering	220,964
Less: Deferred underwriters’ fee payable on consummation of a business combination	(2,565,000)
Less: Proceeds held in trust subject to conversion to cash ($92,750,000 x 19.99%)	(18,540,725)

$71,717,775
Denominator:
Shares of common stock outstanding prior to this offering	3,000,000
Shares of common stock included in the units offered	12,000,000
Less: Shares subject to conversion (12,000,000 x 19.99%)	(2,398,800)

12,601,200

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 15, 2006, for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with one or more businesses that have operations primarily in India. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on privately owned businesses in sectors such as:

•	financial services;

•	healthcare;

•	consumer, retail and hospitality; and

•	infrastructure.

However, we will review a business opportunity presented to us in any industry sector.

We do not currently have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We intend to use cash derived from the proceeds of this offering and the sale in our private placement offering of units and founders’ warrants, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

The issuance of additional capital stock or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	other disadvantages compared to our competitors who have less debt.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from this offering, the sale of private placement units and founders’ warrants, including $2,565,000 evidencing the deferred portion of the underwriters’ discounts and representative’s non-accountable expense allowance, after deducting offering expenses of approximately $575,000, will be approximately $92,800,000, or $106,480,000 if the underwriter’s over-allotment option is exercised in full. Of this amount, $92,750,000 or $106,430,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $50,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering and sale of private placement units and founders’ warrants to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $650,000 of expenses for legal, accounting and other fees and expenses attendant to the due diligence investigations, structuring, negotiating and completion of a business combination;

•	$240,000 of general and administrative services expenses;

•	$550,000 of expenses for the internal due diligence and investigation of prospective target businesses;

•	$170,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	$740,000 for general working capital that will be used for relocation to India, miscellaneous expenses, director and officer insurance and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

During March and April, 2006, our founders have advanced an aggregate of $148,000 to us, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the non-accountable expense allowance, legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 30, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that they may be exercised on a cashless basis so long as such founders’ warrants are held by the founders or their affiliates. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed warrants will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,200,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years after the effective date of the registration statement of which this prospectus is a part. The option and the 1,200,000 units, the 1,200,000 shares of common stock and the 1,200,000 warrants underlying such units, and the 1,200,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. We estimate that the value of the representative’s unit purchase option is approximately $2,928,000 using a Black-Scholes option pricing model. The fair value of the representative’s unit purchase option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 37.566%, (2) risk-free interest rate of 4.82% and (3) contractual life of five years. The expected volatility of approximately 37.566% was estimated by management based on an evaluation of the historical volatilities of similar public entities which had completed a transaction with an operating company. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

PROPOSED BUSINESS

About Us

We are a blank check company organized under the laws of the State of Delaware on March 15, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with one or more businesses that have operations primarily in India. While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on privately owned businesses within the financial services, healthcare, infrastructure and consumer, retail and hospitality sectors. However, we will review a business opportunity presented to us in any industry sector.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Our Competitive Strengths and Strategies

We believe our timing is optimal for a business combination in India, as its economy in terms of gross domestic product, or GDP, has become the fourth largest in the world, behind the United States, China and Japan, according to the Economic Times Online. According to the CIA World Factbook, in 2005, India’s GDP in actual dollars was approximately $3.678 trillion, while its GDP growth was 7.1%. Foreign investments continue to increase as a result of government reform and economic liberalization begun in the early 1990s, with the Reserve Bank of India showing foreign institution investments growing from $1.6 billion in 1993 to $12.3 billion in 2005. Further, positive macroeconomic indicators such as low inflation, high currency reserves, declining interest rates and improved fiscal discipline underscore the governments commitment to growing the economy and strengthening the advancement of its population. India has the world’s youngest population with the number of working age inhabitants expected to grow exponentially, hitting 820 million by 2020, according to the United Nations Population Projections. India’s low labor costs and high technical skills make it an industrious region for new ideas and new solutions that foreign and local entrepreneurs can utilize to generate and harness innovations.

We believe that several features of India’s market will likely result in strong continued growth of its GDP, including:

•	the intense focus of the Indian government on increasing productivity and instituting measures to improve labor and capital resources to achieve a targeted GDP growth rate of 8% per year;

•	the recent strength of India’s currency;

•	the availability of a highly educated but comparatively low-paid professional, technical and labor force;

•	increasing accumulation of individual wealth and a growing middle class that has fueled sharp increases in domestic consumption; and

•	the Indian government’s recent proposal to eliminate all remaining foreign currency exchange controls.

Assuming GDP growth of 7% and population growth of 1.5%, over one-half of India’s population will turn middle class between 2020 and 2040, according to the Business Standard, an Indian financial newspaper. The convergence of all of these factors, a population of over a billion consumers, and India’s ability to outpace other emerging markets, make India a prime location for foreign investments.

In focusing our efforts on identifying a prospective target business, we expect to draw upon and leverage the following strengths of our management team:

•	Our management has an extensive knowledge of India as well as a network of contacts and relationships with Indian business leaders, positioning us to successfully navigate around obstacles typically faced by foreign-equity investors;

•	F. Jacob Cherian and Suhel Kanuga, our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer, Treasurer and Secretary, respectively, will relocate to India upon the consummation of this offering, taking up full-time residency in Mumbai, to oversee the sourcing, identification and selection of a target business, negotiate terms of a business combination, conduct due diligence and consummate a business combination;

•	Our board of directors and advisors are comprised of persons who hold leadership positions in U.S. or Indian companies and will provide business contacts and merger and acquisition and industry expertise; and

•	Members of our team have had direct experience with blank check companies executing business combinations.

Identification of Industry Sectors

We intend to focus our efforts in identifying a prospective target business on privately owned businesses within the financial services, healthcare, infrastructure, and consumer, retail and hospitality sectors. We believe these sectors represent particularly attractive acquisition targets with favorable valuations and significant growth potential.

Financial Services

The Tribune India reported that during 2004, local banks such as ICICI, HDFC, Bank Ltd, Unit Trust of India, and Industrial Development Bank extended approximately $2.5 billion in loans, registering a 62% growth over the prior year in the $21.5 billion retail business market that had previously been dominated by public sector banks. Home loans escalated approximately 58% during that one year period. Additionally, mutual fund assets under management have tripled in the last two years, according to the Indian Brand Equity Foundation, or IBEF. Further, consumers in India are substantially underleveraged relative to other Asian countries, such as Thailand, Korea and Taiwan, and with respect to other countries such as the United States. We believe that vigorous business transformations, combined with a large and increasingly consumption-driven population, is fueling a strong growth in the financial services industry, thereby presenting attractive acquisition opportunities for businesses, such as consumer finance and on-line trading, that are positioned to take advantage of anticipated demand and growth in the financial services industry.

Healthcare

India’s continually rising literacy rate, together with increasing income levels and media focus, has heightened public awareness of health care issues. A joint study conducted by McKinsey & Co. and the Confederation of Indian Industry shows estimated healthcare spending that is expected to double over the next ten years, with the majority of such increase expected to be in private healthcare. Noting that with costs of quality healthcare in India averaged 80% to 90% less than western societies, this study projected that the total Indian healthcare market could rise from $22.2 billion in 2005 to $69 billion by 2012. Additionally, an IBEF study shows that healthcare tourism is increasing by an average of 30% each year, such that today, one out of ten patients in Indian hospitals is from outside of India. This study concluded that India has the potential to attract over one million health tourists a year, contributing approximately $5 billion to the Indian economy. The Indian government is also contributing to the growing healthcare industry by providing incentives to create and upgrade infrastructure, as well as reduce operational costs. We believe that businesses that provide state-of-the-art services or products to the healthcare and/or pharmaceutical industries would be particularly attractive acquisition targets.

Consumer, Retail and Hospitality

A.T. Kearney Inc. estimated India’s total retail market in 2004 at $202.6 billion, with an anticipated compounded growth rate of 30% over the next five years. Retail business activities are expected to grow at a rate of 25% per year by 2010. Supporting sectors such as real estate are similarly growing. Global real estate consulting group, Knight Frank LLP, ranked India fifth in the list of 30 emerging retail markets and has predicted an impressive 20% growth rate for the retail real estate segment by 2010. Business travel and domestic and foreign tourism are also dramatically increasing and, by 2014, are expected to generate approximately $90.4 billion of total demand and nearly 28 million jobs, according to published research performed by the World Travel and Tourism Council. We believe that businesses in the travel and business services, for example, would be an attractive acquisition target because of their position to take advantage of the increases in commercial and personal travel related to business expansions and rising disposable incomes.

Infrastructure

The Indian government has announced plans to spend at least $17 billion to upgrade roads, airports and ports by 2010 and at least two dozen significant international civil engineering, construction and infrastructure consultancy firms have set up operations in India within the past several years. The once non-profitable public sector Steel Authority of India grew 176% in 2004 and its net profit for that year exceeded those of the top five Indian information technology companies combined. We believe there are significant growth opportunities for companies that develop and build infrastructure, including providing logistics, transportation and financial services to support development, because of the rapidly growing Indian economy and increasing demand by the large, growing Indian work force for ongoing infrastructure improvements.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, and from the sale of private placement and founders’ warrants immediately prior to the consummation of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds from this offering, the private sale of shares of common stock and warrants and the private sale of warrants to our founding officers offering held in the trust account (excluding the interest earned and amounts representing the deferred portion of the underwriters’ fees and the deferred balance of the representative’s non-accountable expense allowance) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business

Although our focus in identifying a prospective target business will be within the financial services, healthcare, infrastructure/industrial growth, and consumer, retail and hospitality sectors, our efforts in identifying a prospective target business will not be limited to a particular industry and we may ultimately acquire a business in any industry we deem appropriate. To date, we have not selected any target business on which to concentrate our search for a business combination and none of our officers, directors, promoters, special advisors or affiliates has had any contact or discussions with representatives of any other company regarding a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention as a consequence of meetings initiated by our officers, directors or special advisors with securities broker-dealers, investment bankers, venture capitalists, bankers or other members of the financial community. We also anticipate we will receive unsolicited proposals from persons or entities who may become aware of our interest in acquiring a target business through public awareness of our acquisition intentions. Our officers and directors and their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In no event, however, will any of our existing officers and directors or any entity with which they are affiliated be paid any finder’s fee, consulting fee or other compensation prior to or in connection with the consummation of a business combination.

Size of potential target business

In determining the proposed offering size at $96,000,000, we considered a number of factors. We intend to identify a prospective target business, within our target industry sectors, that is of a reasonable size and has good growth potential. Based on our experience in these target industry sectors, as well as our knowledge of the Indian market, we believe the likely target business is one where the founder/entrepreneur is looking for liquidity, has exhausted his or her skills to continue to grow the business and is in need of growth capital for expansion, or is a business owned by a larger company that desires to spin off development of one of its smaller, possibly “non core” units, or a target business that shares several of these traits. We plan to position our company to effect a business combination within a range of $80 million to $250 million because we believe:

•	there are a substantial number of business combination opportunities in this target value range which are large enough and possess the necessary growth potential to be a public company; and

•	there is less competition in this transaction size from larger private equity investors and strategic investors who we believe seek opportunities in excess of $250 million.

Accordingly, while we anticipate consummating a transaction with a value within a range of $80 million to $250 million, we reserve the right to pursue transactions that are significantly in excess of this range. We have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	earnings before interest, taxes, depreciation and amortization charges;

•	consistent operating margins;

•	nature of the customers and contracts;

•	stability and continuity in customer relationships;

•	backlog of orders for services;

•	capital requirements;

•	competitive position;

•	barriers to entry in the relevant industry sector;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the relevant industry sector; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. Other than F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani, who will be reimbursed for an aggregate of $148,000 in loans made to us in connection with this offering, none of our officers, directors or special advisors will receive any compensation prior to the consummation of our initial business combination, except for out-of pocket expenses incurred by them on our behalf.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value absent the inability of our board of directors to independently determine that the target business does have sufficient fair market value. Nevertheless we reserve the right to obtain an opinion from an unaffiliated, independent investment banking firm if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Probable lack of business diversification

The net proceeds from this offering, the private sale of shares of common stock and warrants and the private sale of warrants to our founding officers, including the deferred portion of the underwriters’ fee and non-accountable expense allowance, after deducting offering expenses of approximately $575,000, will provide us with approximately $92,750,000 held in the trust account, which we may use to complete a business combination. Our initial business combination must be with a business that has its operations primarily in India whose fair market value is equal to at least 80% of our net assets a the time of such acquisition. In order to do so, we have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification:

•	will result in our dependency upon the performance of a single operating business;

•	will result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

We may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be mailed to the holders of our common stock although their vote will not be solicited.

In connection with any vote required for our initial business combination, all of our existing stockholders will have agreed pursuant to letter agreements with the Representative entered into prior to this offering to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders and holders of private placement units. As a result, our existing stockholders and holders of private placement units will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each stockholder, other than our existing stockholders the right to have such shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have this right because they have agreed to vote their shares of common stock, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders and holders of private placement units. The actual per-share conversion price will be equal to the amount in the trust account, exclusive of any interest and the amount representing the deferred portion of the underwriters’ fees and the deferred balance of the representative’s non-accountable expense allowance, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering. Without taking into account interest, if any, earned on the trust account, the initial per-share conversion price would be approximately $7.73, or $0.27 less than the per-unit offering price of $8.00. There may be a disincentive for public stockholders to exercise their conversion rights due to the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the unit in the offering. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed within 30 days after completion of a business combination. Any stockholder who converts his, her or its stock into his, her or its share of the trust account still has the right to exercise the warrants that he, she or it received as part of the units. We will not complete any business combination if stockholders, owning 20% or more of the shares sold in this offering, both vote against the business combination and exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, including the amount representing the deferred portion of the underwriters’ fees and the deferred balance of the representative’s non-accountable expense allowance, plus any interest (net of taxes payable), plus any remaining net assets. Our existing stockholders and holders of private placement units have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

Without taking into account interest, if any, earned on the trust account, the initial per-share liquidation value of the trust account would be approximately $7.73, or $0.27 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation value of the trust account will not be less than approximately $7.73, plus interest (net of taxes payable), due to claims of creditors.

Prior to completion of a business combination, we will seek to have all vendors, a prospective target business or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We will instruct the trustee to commence liquidating the investments constituting the trust account within 30 days after the expiration of the applicable 18-month or 24-month period.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-

party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, we believe the only likely claims that could arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Moreover, because we will seek to obtain the waiver letters described above, we believe the funds held in trust should be excluded from the claims of any creditors in connection with any bankruptcy proceeding.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if such stockholder seeks to convert its shares into cash upon a business combination that such stockholder voted against and that is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Certificate of Incorporation

Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, a certain amount of the net proceeds of the offering will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following, a business combination, upon our liquidation or as otherwise permitted in the certificate of incorporation;

•	prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account and any remaining net assets.

Under Delaware law, the foregoing requirements and restrictions may be amended if our Board of Directors adopts a resolution declaring the advisability of an amendment which is then approved by a majority of our stockholders of our outstanding shares. Such an amendment could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. However, pursuant to our Articles of Incorporation, neither we nor the Board of Directors will propose or seek stockholder approval of any amendment of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Based on publicly available information, from August 2003 through March 31, 2006, approximately 51 similarly structured blank check companies have completed initial public offerings, including one with a specific focus on Indian target businesses, and numerous others have filed registration statements. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, sale of units in our private placement offering and sale of warrants to our founding officers, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our stockholders if such holders both vote against the business combination and also seek conversion of their shares may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high growth industry.

Facilities

We maintain our executive offices at 330 East 38th Street, Suite 46C, New York, New York 10016. This space is provided to us at no cost by Suhel Kanuga. We intend to relocate our executive offices to Mumbai, India following the consummation of this offering. The anticipated rental for our offices in India, which we anticipate will be leased from a non-affiliated person, is included in the $10,000 per month fee for general and administrative services.

Legal Proceedings

We are not a party to any pending legal proceedings.

Employees

We currently have two full-time officers, F. Jacob Cherian and Suhel Kanuga, our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer, Treasurer and Secretary, respectively who intend to relocate to India upon the consummation of this offering, taking up full-time residency in Mumbai, to oversee the sourcing, identification and selection of a target business, the negotiation of business combination terms and the conduct of due diligence until the consummation of a business combination or our liquidation. We have no other employees.

Periodic Reporting and Audited Financial Statements

We will register our securities under the Exchange Act, as amended, and will have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceed	$92,750,000 of the net offering proceeds will be deposited into a trust account maintained at [ ] by , as trustee.	$79,132,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $92,750,000 of net offering proceeds held in trust will be held as cash or cash equivalents or be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less, or in money market funds or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Ladenburg Thalmann & Co. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) at least 5 days have passed since the distribution of our units in this offering has been completed. The distribution of the units in this offering will be completed once all the units have	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. We will file a Current Report on Form 8-K, with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest earned on funds in trust account

Up to $2,300,000 interest earned on the trust account will be released to us to fund our working capital requirements. Stockholders who convert their common stock to cash in connection with a business combination will not receive any portion of the $2,300,000; upon our liquidation, stockholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements, net of taxes payable on such funds held in trust.

The interest earned on proceeds held in trust (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
F. Jacob Cherian	41	President, Chief Executive Officer & Director
Suhel Kanuga	31	Executive Vice President, Chief Financial Officer, Treasurer, Secretary & Director
Kishore Mirchandani	56	Chairman & Director
Lawrence Burstein	63	Director
Gul Asrani	67	Director
C.P. Krishnan Nair	84	Director
Sarat Sethi	36	Director

F. Jacob Cherian has served as our President and Chief Executive Officer and has been a member of our board of directors since our inception. Since April 2004, Mr. Cherian has served as a Partner in the financial services division of Computer Sciences Corporation, or CSC, a Fortune 500 firm with $15.0 billion in annual revenue and approximately 80,000 employees. With over 16 years of experience, Mr. Cherian has successfully demonstrated his abilities, with increasingly responsible positions as a financial services executive, leading or co-leading numerous global multimillion dollar business transactions in business restructuring, turnaround, growth, cost reduction and off-shoring strategies. Working with high level senior executives of these multibillion dollar multinational firms, Mr. Cherian has effectively evaluated undervalued assets and business divisions, significantly increased revenues to clients and optimized business performance through business transformation, restructuring, innovation of growth strategies, cost reduction and corporate governance. His representative clients include: Goldman Sachs & Co; J.P. Morgan Chase; Munich Re; Credit Suisse Group; Merrill Lynch; ABN AMRO; Society Generale; Deutsche Bank; Asea Brown Boveri (ABB), Wellington Financial Management, and Alliance Capital Management. Mr. Cherian also has significant experience in designing and implementing off-shoring strategies and evaluating undervalued assets. Mr. Cherian has extensive international experience and has relocated to, and had multi-year residences in both Europe for 3 years and in India for 10 years. Mr. Cherian’s prior work experience includes positions as a Director in New York with KPMG LLP / KPMG Consulting from October 1998 to March 2004, and JP Morgan & Co from September 1995 to September 1998 in its Fixed Income Credit Portfolio & Derivatives Division. For the last ten years, Mr. Cherian has been an Adjunct Professor of International Finance at St. John’s University, Tobin College of Business, New York. He is frequently featured in leading publications and industry conferences for his views and insights on emerging trends and growth strategies, cost reduction initiatives, managing risks and business transformation for multinational corporations. Mr. Cherian holds a Bachelor of Arts degree in Accounting & Information Systems from Queens College of CUNY and an MBA in International Finance from St. John’s University.

Suhel Kanuga has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary and has been a member of our board of directors since our inception. Since August 2004, Mr. Kanuga has been a Principal of CSC, a Fortune 500 global services company with annual revenues exceeding $15 billion. In his role in CSC’s financial services division based in New York, and in prior positions, Mr. Kanuga has been responsible for identifying and building business value, restructuring and transforming businesses by successfully implementing strategic growth initiatives, cost reduction and risk management. Mr. Kanuga has significant international management experience, having led transactions with businesses across the U.S., Europe and Asia to restructure and focus on more profitable business segments. He has expertise in, and advises senior corporate executives on complex business topics, including derivatives, capital allocation, asset-liability management, international expansion, merger integration, financial regulation, corporate governance, and business restructuring. His clients have included global organizations such as Credit Suisse, Bank of Montreal, ABN AMRO, the New York Stock Exchange, and Merrill Lynch. Prior to joining CSC, he held management positions at KPMG in New York from January 1999 to August 2004 and prior to that, U.S. West. Mr. Kanuga has authored a number of articles published in leading financial services publications across the world. He holds degrees in Mathematics and Economics from Lawrence University.

Kishore Mirchandani, our Chairman since our inception, is, and since January 2001 has been the Founder, President of Outsource Partners International Inc. (OPI), a global specialty firm that focuses on providing high value finance, accounting and tax outsourcing services to businesses organizations across the world, and the Chief Executive Officer of its Indian affiliate, Business Process Outsourcing Ltd. Mr. Mirchandani’s primary responsibilities at OPI are its sales and marketing efforts in the United States and management of its shared service center in India, which currently employs approximately 1,200 persons. Since 2003, Mr. Mirchandani has also served as a board member of Medusind Ltd., an Indian outsourcer of healthcare services, which currently employs approximately 1,000 employees. Prior to joining OPI, he was the founding partner of MLZ Partners LLP, a public accounting firm in New York City which was subsequently sold to Russell Bedford Stephano Mirchandani LLP in May 2002. He was also a partner with a regional accounting firm in New Jersey from 1996 to 1998. From 1977 to 1986, Mr. Mirchandani was chief operating and financial officer of St. Michel Sportswear Ltd., a large multinational distribution company in New York and was directly involved in the growth of the company from $5 million in revenues in 1978 to $50 million in revenues in 1986. Mr. Mirchandani is also an industry expert in outsourcing and offshoring, and is a frequent speaker at various seminars conducted in the United States, the United Kingdom and India on accounting, taxation and outsourcing issues for global enterprises. Mr. Mirchandani graduated from the City University, London, UK with a Bachelor of Science degree in Industrial Chemistry and also qualified as a Chartered Accountant in 1976 through his training at Deloitte & Touche, London, UK, for a period of 3 years. He is also a Fellow of the Institute of Chartered Accountants of England & Wales and has been licensed as a CPA in New York since 1983.

Lawrence Burstein has served as a member of our board of directors since our inception. Mr. Burstein is the president and a principal stockholder of Unity Venture Capital Associates Ltd., a private investment company that he founded in March 1996. For approximately ten years prior to 1996, Mr. Burstein was the president, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Trinity ceased operations prior to the formation of Unity Venture in 1996. Mr. Burstein is also Chairman of American Telecom Services, Inc., an American Stock Exchange-listed offeror of broadband (voice-over-internet protocol, or VOIP) and prepaid long distance communications services that are bundled with its digital, cordless multi-handset phones; a director of THQ, Inc., a Nasdaq National Market-listed developer and publisher of interactive entertainment software for the major hardware platforms in the home video industry; CAS Medical Systems, Inc., an OTC Bulletin Board-listed company which manufactures and markets blood pressure monitors and other disposable products principally for the neonatal market; I.D. Systems, Inc., a Nasdaq Capital Market-listed company, which designs, develops and produces a wireless monitoring and tracking system which uses radio frequency technology; and Traffix, Inc., a Nasdaq National Market-listed marketing company that develops and operates internet-based marketing programs as well as direct marketing programs. Mr. Burstein received a B.A. from the University of Wisconsin and an L.L.B. from Columbia Law School.

Gul Asrani has served as a member of our board of directors since our inception. Mr. Asrani is the Chairman of Kaymo Industries Group, a manufacturer and distributor of industrial products such as fasteners and fastener tools. Kaymo, which pioneered the manufacture of fasteners in India in 1959, is headquartered in Mumbai, with offices in major business centers including Delhi, Chennai, Bangalore, Ahmedabad, Pune and Coimbatore, among others. Mr. Asrani was instrumental in leading Kaymo Industries to become one of India’s fastest growing companies in its sector, negotiating multiple acquisitions and forging alliances with major foreign companies in the US, Europe and in Asia. Under Mr. Asrani’s leadership, Kaymo has diversified into new lines of business including the importation of luxury goods from Europe and furniture from the Far East. Mr. Asrani, who became Kaymo’s Managing Director and Chairman in 1996, is well respected by business and government leaders, and has served as a board member of several associations, including being the President of the Lion’s Club, and is actively involved in non-government organizations including AGNI (Action for Good Governance and Networking in India). He has experience in liaising with the Indian Government at the highest levels, and has extensive experience in manufacturing, finance, marketing and taxation matters in India along with extensive knowledge of the Indian industrial marketplace. Mr. Asrani holds degrees in industrial sociology, economics and law.

C.P. Krishnan Nair, has served as a member of our board of directors since our inception. Captain Nair, formerly a highly decorated senior officer in the Indian Navy, is the founder and chairman of the Leela Hotel Group, one of the largest conglomerates in the Indian hospitality industry, which owns and operates 5-star hotels in Mumbai and Bangalore as well as 5-star beach resorts in Goa and Kovalem. A resort property, in development with Kempinski Hotels, Europe’s oldest luxury hotel group, is scheduled to be opened in Kumarakom in 2007. He has also pioneered Leela Group’s foray into new areas such as infrastructure development, particularly by leading the development of a state-of-the-art airport in Kerala which will have the ability to handle any kind of aircraft (including the world’s largest aircraft, the new Airbus A-380). Captain Nair has been the recipient of the Indian Prime Minister’s National Tourism Award for six years. Prior to founding the Leela Group, Captain Nair was a successful businessman in the garment industry and owned a garment export house. Captain Nair has significant experience in dealing with the Indian government at its most senior levels.

Sarat Sethi has served as a member of our board of directors since our inception. Mr. Sethi is a Portfolio Manager/Equity Analyst with, and a principal of, Douglas C. Lane & Associates, Inc. Mr. Sethi graduated magna cum laude from Lehigh University in 1992 where he was a Martindale Scholar, earning a Bachelors of Science in Business and Economics. After working as a certified public accountant at Coopers & Lybrand, Sarat graduated from Harvard Business School in 1997 with a Masters in Business Administration. Prior to joining Douglas C. Lane & Associates in January 1999, Mr. Sethi worked for JP Morgan in its Mergers & Acquisition/Corporate Finance area and was involved in numerous domestic and cross-border transactions. Mr. Sethi became a principal of the firm in 2001. He serves on Lehigh University’s Board of Trustees, as a director of Lehigh University’s Alumni Association and is a member of Lehigh University Business School’s Board of Advisors. He is a Chartered Financial Analyst and a member of the New York Society of Security Analysts. Mr. Sethi has been a guest on Forbes on Fox and BBC, and appears regularly on CNBC and Bloomberg TV and Radio as a market strategist and equity analyst.

Special Advisors

Daulat Dipshan, age 55, is the President of Harilela Hotels Ltd., which is owned by the Harilela Group, a Hong Kong-based investment and development company with holdings in hotels, restaurants and banks worldwide, and has been is this position for over 20 years. Mr. Dipshan oversees the Harilela Group’s operations in North America with specific responsibility for acquisitions, construction, management and operations pertaining to the Group’s hotel and real estate holdings. Mr. Dipshan was previously employed for approximately 9 years by Hyatt Hotels International, and among his other responsibilities managed the prestigious United Nations Plaza Hotel in New York City. Mr. Dipshan also serves as a part-time financial advisor to Morgan Stanley with respect to hotel investment and development. He also serves as Chairman of the ZMaya-Sheila Cyberspace Schools, where he takes an active role in the education of underprivileged children in third world countries through internet broadcasting. Mr. Dipshan holds a degree in business administration from the European University of the University of Maryland.

Kevin M. Neylan, age 48, is Senior Vice President of Strategy and Organizational Performance, for the Federal Home Loan Bank of New York, an $85 billion asset company, since April 2001. He is responsible for developing and overseeing the execution of the bank’s business strategy and for developing organization-wide performance measures and metrics for assessing the bank’s performance in meeting stakeholder needs. He is also responsible for overseeing the bank’s human resources and legal functions. Mr. Neylan is a member of the Bank’s Management Committee and the Asset-Liability Management Committee, and is Chairman of the Disclosure Committee. Mr. Neylan has over twenty years experience in the financial services industry. Prior to that, he also served as Partner at KPMG, where he worked with a variety of financial services clients in the U.S., Europe and Asia, specializing in business strategy, organizational design and financial performance issues. He earned a B.S. in Business Administration from St. John’s University (NY) and an M.S. in Corporate Strategy from the MIT Sloan School of Management.

Dr. Vijay C. Panjabi, age 68, is the President of the India Medical Association, Mumbai Chapter, and is one of the leading and most well respected medical general practitioners in India, having an established practice in Bombay for over 40 years. His line of work brings him in day-to-day contact with leading healthcare professionals and representatives of pharmaceutical companies. Dr. Panjabi served as the president of the Indian Medical Association-Mumbai Chapter. Dr. Panjabi is the Editor of the MAHIMA publication of the Indian Medical Association, circulated to over 20,000 physicians. He is also the vice president of the general practitioners association. He is the author of numerous scientific papers. Dr. Panjabi is also actively involved in the upliftment of rural areas and takes pride in giving back to society. He holds several degrees, including the M.B.B.S., D.M.B., F.C.G.P. and D.G.P.

We expect our officers, directors and special advisors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable us to successfully identify and effect a business combination with a target business in India.

Prior Involvement of Principals in Blank Check Companies

Lawrence Burstein, one of our directors, has held executive positions in other companies that have completed an offering similar to this offering and executed a business plan similar to our business plan. Information with respect to each such blank check company, initial public offering, business combination and the role of Mr. Burstein with respect to each such blank check company following the business combination is set forth below:

•	RT Associates Inc.—Completed a business combination in March 1988 with Bloc Development Corp., which at the time of the business combination developed and marketed software. RT Associates completed its IPO of common stock and warrants in April 1987 deriving gross proceeds of $2,250,000. Bloc Development Corp., which changed its name to Tiger Direct Inc., was acquired by Global DirectMail Corp. in 1995. Global DirectMail changed its name to Systemax Inc. in 1999. Systemax is traded on The New York Stock Exchange under the symbol “SYX.” Mr. Burstein resigned as a director at the time of the business combination in 1988.

•	RT Acquisition Associates, Inc.—Completed a business combination in April 1990 with Polyvision Corporation, which at the time of the business combination manufactured and sold vision projection systems, architectural building panels, modular partitions and office products. RT Acquisition Associates’ IPO of common stock and warrants, consummated in September 1988, yielded gross proceeds of $1,525,000. Polyvision was acquired by Steelcase, Inc. in November 2001. Steelcase is traded on The New York Stock Exchange under the symbol “SCS.” Mr. Burstein continued to serve as a director of RT Acquisition Associates until 1996.

•	Trinity Acquisition Corp.—Completed a business combination in August 1991 with T.H.Q., Inc., which produces and markets games for the GameCube, PlayStation and Xbox video game systems. Trinity Acquisition completed its IPO of common stock and warrants in August 1990 deriving gross proceeds of $2,875,000. The IPO warrants were subsequently exercised resulting in additional gross proceeds of approximately $9,170,000. T.H.Q. is traded on The Nasdaq National Market under the symbol “THQI.” Mr. Burstein continues to serve as a director of T.H.Q.

•

Trinity Capital Enterprise Corp.—Completed a business combination in August 1993 with SubMicron Systems Corporation, which at the time of the business combination manufactured semi-conductor capital equipment. Trinity Capital Enterprise’s IPO of common stock and warrants, consummated in September 1991, yielded gross proceeds of $9,200,000. The IPO warrants were subsequently exercised resulting in additional gross proceeds of $6,000,000. Mr. Burstein resigned as a director at the time of the business combination in 1993. SubMicron Systems filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on September 1, 1999. Mr. Burstein had no affiliation with SubMicron Systems at the time of its Chapter 11 filing.

•	Trinity Capital Opportunity Corp.—Completed a business combination in November 1993 with Alliance Entertainment Corp., which at the time of the business combination distributed pre-recorded music, accessories and entertainment related products. Trinity Capital Opportunity completed its IPO of common stock and warrants in May 1992 deriving gross proceeds of $23,000,000. Mr. Burstein resigned as a director at the time of the business combination in 1993. Alliance Entertainment filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on May 21, 1998, and ceased being publicly traded in August 1998. Mr. Burstein had no affiliation with Alliance at the time of its Chapter 11 filing.

•	Trinity Six Inc.—Completed a business combination in May 1995 with USCI Inc., which at the time of the business combination developed centralized automated computer-based cellular telephone activation systems. Trinity Six’s IPO of common stock and warrants, consummated in August 1993, yielded gross proceeds of $11,500,000. The IPO warrants were subsequently exercised resulting in additional gross proceeds of $25,000,000. USCI is traded on the Pink Sheets under the symbol “USCM.” Mr. Burstein continued to serve as a director of USCI until September 1997. A wholly-owned subsidiary of USCI filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on October 29, 1999. Mr. Burstein had no affiliation with USCI at the time of the Chapter 11 filing.

•	Trinity Americas Inc.—Completed a business combination in March 1996 with Brazil Fast Food Corp., which owns and operates the second largest fast food restaurant chain in Brazil. Trinity Americas completed its IPO of common stock and warrants in February 1994 deriving gross proceeds of $11,100,000. Brazil Fast Food is quoted on the OTC Bulletin Board under the symbol “BOBS.” Mr. Burstein continued to serve as a director of Brazil Fast Food until February 2003.

•	Unity First Acquisition Corp.—Completed a business combination in July 1999 with GraphOn Corporation, which develops, markets, sells and supports server-based software for the enterprise computing environment. Unity First’s initial public offering (“IPO”) of common stock and warrants, consummated in November 1996, yielded gross proceeds of $7,500,000. The IPO warrants were subsequently exercised resulting in additional gross proceeds of $17,000,000. GraphOn is traded on the OTC Bulletin Board under the symbol “GOJO.” Mr. Burstein continued to serve as a director of GraphOn until February 2001.

•	Trinity Partners Acquisition Company Inc.—Completed a business combination in December 2005 with Freeseas Inc., which owns and operates two Handysize dry bulk carriers and one Handymax dry bulk carrier in the spotcharter market. A spotcharter is a contract to carry a specific cargo for a per ton carry amount. Trinity Partners’ initial public offering of common stock and warrants, consummated in August 2004, yielded gross proceeds of $8,000,000. Freeseas is traded on the Nasdaq Capital Market under the symbol “FREE”.

Except as set forth above, none of our officers or directors has had, or has, a material relationship with a blank check company.

Executive Compensation

Other than F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani, who will be reimbursed for an aggregate of $148,000 in loans made to us in connection with this offering, none of our officers, directors or special advisors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Larry Burstein, Captain Nair, Gul Asrani and Sarat Sethi, who collectively constitute a majority of our board, meet the general independence criteria set forth in the American Stock Exchange’s listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

We have established an audit committee of the board of directors, which will consist of Sarat Sethi, as chairman, C.P. Krishnan Nair and Gul Asrani, each of whom is an independent director for audit committee purposes under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	appointing, determining the compensation of, and retaining and overseeing the work of, the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting).

•	actively engaging in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors.

•	annually reviewing the experience and qualifications of the key members of the independent auditors and the independent auditors’ quality control procedures.

•	reviewing and pre-approving all audit services and all permissible non-audit services.

•	establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	discussing with the auditors the overall scope and plans for their audits including the adequacy of staffing and compensation.

•	discussing with management and the auditors the adequacy and effectiveness of the accounting and financial controls, including our system to monitor and manage business risk, and legal and ethical compliance programs.

•	reviewing and discussing with management and the independent auditors (a) any material financial or non-financial arrangements of ours that do not appear on our financial statements, and (b) any transaction with parties related to us.

•	reviewing the interim financial statements with management and the independent auditors prior to the filing of our Quarterly Reports on Form 10-Q and discussing the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	reviewing with management and the independent auditors the financial statements to be included in our Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors has determined that Sarat Sethi satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which will consist of Sarat Sethi, as chairman, C.P. Krishnan Nair and Gul Asrani, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should also be aware of the following potential conflicts of interest:

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our officers and directors own warrants that are subject to lock-up agreements restricting their sale until a business combination is successfully completed. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust account to the stockholders, or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to the pre-existing fiduciary and contractual obligations discussed above.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus on an actual basis, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the common stock component of the private placement units that are being privately sold immediately prior to the consummation of this offering (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Before Offering and Private Placement		After Offering and Private Placement
Kishore Mirchandani	830,000	29.0%		5.5%
F. Jacob Cherian	830,000	29.0%		5.5%
Suhel Kanuga	830,000	29.0%		5.5%
Lawrence Burstein(3)	270,000	9.4%		1.8%
C.P. Krishnan Nair	20,000	*		*
Gul Asrani	20,000	*		*
Sarat Sethi	20,000	*		*
All directors and executive officers as a group (7 individuals)	2,820,000	98.6	%(2)	18.8%

*	Represents less than 1% of the outstanding shares.
(1)	Unless otherwise indicated, the address for all officers and directors is c/o Millennium India Acquisition Company Inc., 330 East 38th Street, Suite 46C, New York, New York 10016.
(2)	Daulat Dipshan, Kevin Neylan, Dr. Vijay C. Panjabi and Dr. Kurian P. Abraham, our special advisors, each own 10,000 shares of our common stock prior to the offering and private placement.
(3)	Includes 40,000 shares of common stock owned by Unity Venture Capital Associates Ltd., a private investment company, of which Mr. Burstein is President and a principal stockholder.

Immediately after this offering and sale of private placement units and founders’ warrants, our existing stockholders, collectively, will beneficially own approximately 18.8% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). None of our existing stockholders has indicated to us that he intends to purchase our securities in the offering. Because of this ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding immediately prior to the date of this prospectus will be place in escrow with                      as escrow agent, until the earliest of:

•	six months after the consummation of a business combination;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating our initial business combination with a target business.

During the escrow period, the holders of the shares will not be able to sell or transfer their shares of common stock (except to their spouses and children, or trusts established for their benefit), but will retain all other rights as our stockholders, including, without limitation the right to vote their shares of common stock (subject to their agreement to vote all of their shares of common stock, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that they may be exercised on a cashless basis so long as such founders’ warrants are held by the founders or their affiliates. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed warrants will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders will have agreed pursuant to letter agreements with the Representative entered into prior to this offering to vote the shares of common stock owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders and holders of private placement units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the date of this prospectus, we issued 2,860,000 shares of common stock for $29,000 in cash, or a purchase price of $0.01 per share. These shares were issued to the individuals set forth below, as follows:

Name	Number of Shares of Common Stock(1)	Relationship to Us
Kishore Mirchandani	830,000	Chairman and Director
F. Jacob Cherian	830,000	President, Chief Executive Officer and Director
Suhel Kanuga	830,000	Executive VP, Chief Financial Officer, Treasurer, Secretary & Director
Lawrence Burstein	270,000	Director
Gul Asrani	20,000	Director
C.P. Krishnan Nair	20,000	Director
Sarat Sethi	20,000	Director
Daulat Dipshan	10,000	Advisor
Kevin Neylan	10,000	Advisor
Dr. Vijay C. Panjabi	10,000	Advisor
Dr. Kurian P. Abraham	10,000	Advisor

(1)	If the representative of the underwriters determines to subsequently increase or decrease the size of this offering, a stock dividend or contribution back to capital, as applicable, would be effectuated prior to the consummation of this offering to maintain our existing stockholders’ ownership as a percentage of the number of shares to be sold in this offering.

Each of the individuals set forth above has agreed, pursuant to a letter agreement between them and Ladenburg Thalmann & Co., not to sell any of the foregoing securities until the completion of a business combination. In addition, these holders of our common stock outstanding prior to this offering, have agreed to waive their respective right to participate in any liquidation distribution with respect to shares of common stock acquired by them prior to this offering.

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that they may be exercised on a cashless basis so long as such founders’ warrants are held by the founders or their affiliates. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed warrants will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

We consider Messrs. Mirchandani, Cherian and Kanuga to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act.

As of the date of this prospectus, our founders have advanced to us $148,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier to occur of September 30, 2006 or the consummation of our initial public offering.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 45,000,000 shares of common stock, par value $0.0001 per share and 5,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 3,000,000 shares of our common stock are outstanding, held by [            ] recordholders and no shares of our preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin to trade separately as soon as practicable following the consummation of this offering, but in no event earlier than 90 days after the date of this prospectus unless Ladenburg Thalmann & Co. informs us of its decision to allow earlier separate trading, provided that in no event may such securities be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. The current report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders will have agreed pursuant to letter agreements with the Representative entered into prior to this offering to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders and holders of the private placement units. However, our existing stockholders and holders of the private placement units will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account (including the portion representing the underwriters’ deferred fee and the deferred portion of the representative’s non-accountable expense allowance), inclusive of any interest (excluding $2,300,000 used for working capital, net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders will have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, officers, directors and holders of the private placement units, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account (including the portion representing the underwriters’ deferred fee and the deferred portion of the representative’s non-accountable expense allowance), if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into a pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may redeem the outstanding warrants, including the warrants purchased in our private placement offering, with Ladenburg Thalmann & Co.’s prior consent, at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the warrantholders.

The redemption criteria for our warrants have been established at prices which are intended to provide warrant holders a reasonable premium to the initial exercise prices and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior written consent of Ladenburg Thalmann & Co. and Ladenburg Thalmann & Co. may hold warrants subject to redemption, Ladenburg Thalmann & Co. may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ladenburg Thalmann & Co. will consent to such redemption if the exercise of the warrants is not in its best interest even if the exercise of the warrants is in our best interest.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between                     , as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. However, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 1,200,000 units at a per unit price of $10.80.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our securities and warrant agent for our warrants is                     .

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol MQC.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols MQC and MQC.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 15,000,000 shares of common stock outstanding, or 16,800,000 shares of common stock if Ladenburg Thalmann & Co.’s over-allotment option is exercised in full. All of these shares, except for the 3,000,000 shares of common stock issued prior to this offering, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. The remaining 3,000,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those 3,000,000 shares will be eligible for sale under Rule 144 prior to May [    ], 2007. Notwithstanding the foregoing, all of those shares are subject to escrow agreements and will not be transferable until six months after a business combination and will only be transferred prior to the date subject to certain exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 150,000 shares of common stock immediately after this offering (or 168,000 if the representative of the underwriters exercises its over-allotment option); and

•	if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our issued and outstanding shares of common stock and warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. is acting as representative, has agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

Ladenburg Thalmann & Co. Inc.	[	]

Ferris, Baker Watts Incorporated	[	]

Maxim Group LLC	[	]

[ ]	[	]

Total	12,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[            ] per unit and the dealers may reallow a concession not in excess of $[            ] per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable within 45 days after the date of this prospectus to purchase at the offering price, less underwriting discounts, up to an aggregate of 1,800,000 additional units solely to cover over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	96,000,000	110,400,000
Discount(1)	$0.40	4,800,000	5,520,000
Proceeds before expenses(2)	$7.60	91,200,000	104,880,000

(1)	Excludes $960,000, or 1% of the underwriting discount payable to the underwriters, as well as $1,605,000 of a $1,680,000, or 1.75%, non-accountable expense allowance payable to the representative of the underwriters, the payment of which has been deferred until we consummate a business combination.
(2)	The offering expenses are estimated at $575,000.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,200,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years after the effective date of the registration statement of which this prospectus is a part. The option and the 1,200,000 units, the 1,200,000 shares of common stock and the 1,200,000 warrants underlying such units, and the 1,200,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. We estimate that the value of the representative’s unit purchase option is approximately $2,928,000 using a Black-Scholes option pricing model. The fair value of the representative’s unit purchase option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 37.566%, (2) risk-free interest rate of 4.82% and (3) contractual life of five years. The expected volatility of approximately 37.566% was estimated by management based on an evaluation of the historical volatilities of similar public entities which had completed a transaction at that time with an operating company. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

We have engaged Ladenburg Thalmann & Co., on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative of the underwriters for bona fide services rendered a commission equal to 6% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative of the underwriters upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriters solicited his, her or its exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00 per unit.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative of the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative of the underwriters may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers, Inc. determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Sonnenschein Nath & Rosenthal LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The balance sheet of Millennium India Acquisition Company Inc. as of March 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from March 15, 2006 (inception) to March 31, 2006, included in the registration statement have been included herein in reliance on the report, which includes an explanatory paragraph relating to Millennium India Acquisition Company Inc.’s ability to continue as a going concern, of J.H. Cohn LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Millennium India Acquisition Company Inc.

We have audited the accompanying balance sheet of Millennium India Acquisition Company Inc. (a corporation in the development stage) as of March 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (March 15, 2006) to March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium India Acquisition Company Inc. as of March 31, 2006, and its results of operations and cash flows for the period from inception (March 15, 2006) to March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, a significant working capital deficit as of March 31, 2006 and its business plan is dependent on completion of an initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Jericho, New York

April 6, 2006, (except for Notes 1, 6, 8, and 9 to which the date is May 15, 2006)

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Balance Sheet

March 31, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$25,002

Total current assets	25,002
Deferred registration costs (Note 3)	220,964

Total assets	$245,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes payable to initial stockholders (Note 4)	$62,500
Accrued registration costs	161,462
Accrued expenses	2,504

Total current liabilities	226,466

Commitments (Note 6)
Stockholders’ Equity:
Preferred stock, par value $.0001 per share, 5,000 shares authorized; no shares issued and outstanding	—
Common stock, par value $.0001 per share, 35,000,000 shares authorized, 2,360,000 shares issued and outstanding	236
Additional paid-in capital	24,764
Deficit accumulated during the development stage	(5,500)

Total stockholders’ equity	19,500

Total liabilities and stockholders’ equity	$245,966

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Statement of Operations

From inception (March 15, 2006) to March 31, 2006

Revenue	$—
Operating expenses:
Formation and operating costs	5,500

Loss before provision for income taxes	(5,500)
Provision for income taxes (Note 5)	—

Net loss for the period	$(5,500)

Weighted average number of shares outstanding, basic and diluted	2,360,000

Net loss per share, basic and diluted	$—

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Statement of Stockholders’ Equity

From inception (March 15, 2006) to March 31, 2006

			Additional Paid-In Capital	Deficit accumulated during the development stage	Total
	Common Stock
	Shares	Amount
Balance, March 15, 2006 (inception)	—	$—	$—	$—	$—

Issuance of Common Stock to initial stockholders	2,360,000	236	24,764	—	25,000

Net loss for the period	—	—	—	(5,500)	(5,500)

Balance, March 31, 2006	2,360,000	$236	$24,764	$(5,500)	$19,500

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Statement of Cash Flows

From inception (March 15, 2006) to March 31, 2006

OPERATING ACTIVITIES
Net loss for the period	$(5,500)
Change in operating liability:
Accrued expenses	2,504

Net cash used in operating activities	(2,996)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from notes payable to initial stockholders	62,500
Deferred registration costs	(59,502)

Net cash provided by financing activities	27,998

Net increase in cash and cash equivalents	25,002

Cash and Cash Equivalents
Beginning of period	—

End of period	$25,002

Supplemental disclosure of non-cash activity:
Accrued registration costs	$161,462

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities—Millennium India Acquisition Company Inc. (the “Company”) was incorporated in Delaware on March 15, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with a currently unidentified operating business or businesses that have operations primarily in India (a “Target Business”). All activity from inception (March 15, 2006) through March 31, 2006 was related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company intends to raise $96,000,000 in a public offering of its securities in which it would propose to issue 12,000,000 Units (the “Units” or a “Unit”) (plus up to an additional 1,800,000 units solely to cover over-allotments, if any) (“Proposed Offering”). Each Unit will consist of one share of the Company’s common stock and one warrant (a “Warrant”). It is expected that the Company’s management would have broad authority with respect to the application of the interest earned on the monies held in the trust from the net proceeds of the Proposed Offering (Note 6), all of the net proceeds of such offering are intended to be applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that approximately $7.73 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.21 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Up to $2,300,000 in interest earned on the monies held in the trust account may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to SEC reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the common stockholders of the Company. Stockholders that vote against such proposed Business Combination are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). As of March 31, 2006, the Company’s stockholders prior to the Proposed Offering and private placement offering (“Initial Stockholders”), have agreed to vote their 2,860,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. In the event that holders of a majority of the outstanding shares of common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding common stock do not exercise their Conversion Rights, the Business Combination may then be consummated.

The Company’s Certificate of Incorporation provides that the Company must mandatorily liquidate in the event it does not enter into a contract for a Business Combination within 18 months from the date of the Proposed Offering or consummate a Business Combination within 24 months from the date of the Proposed Offering. If the Company does not effect a Business Combination within 18 months after consummation of the

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not been consummated within such 18 month period) (the “Target Business Acquisition Period”), the Company will promptly distribute the amount held in the Trust Account, to its Public Stockholders. In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Account, will be distributed to the holders of common stock. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

Going concern consideration—As indicated in the accompanying financial statements, at March 31, 2006, the Company had $25,002 in cash and cash equivalents and a working capital deficit of $201,464. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt that the Company will be able to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination or Business Acquisition will be successful or successful within the Target Business Combination Period or Target Business Acquisition Period, respectively. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of March 31, 2006.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share—Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic and diluted loss per share were the same for the period from inception (March 15, 2006) through March 31, 2006, as no potentially dilutive securities have been issued.

Fair Value of Financial Instruments—The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at March 31, 2006.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements—The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—DEFERRED REGISTRATION COSTS

As of March 31, 2006, the Company has incurred deferred registration costs of $220,964 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4—NOTES PAYABLE TO STOCKHOLDERS

The Company issued an aggregate of $62,500 unsecured promissory notes to its founders in March 2006 (the “Notes”). The Notes are non-interest bearing and are payable on the earlier of September 30, 2006 or the consummation of the Proposed Offering.

NOTE 5—INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$850
Other deferred tax assets	1,020
Less valuation allowance	(1,870)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2026.

NOTE 6—COMMITMENTS

Administrative Fees

The Company is permitted to utilize up to $2,300,000 of the interest earned upon monies in the trust for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as relocation of their full-time officers to India, due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $5,760,000, or $6,624,000 if the underwriter’s over-allotment option is exercised in full. The Company and the underwriters have agreed that payment of $960,000, or $1,104,000 if the underwriter’s over-allotment option is exercised in full, of the underwriting discounts will be deferred until consummation of the Business Combination. The Company will also pay the representative of the underwriters (the “Representative”) a non-accountable expense allowance of $1,680,000, or 1.75% of the gross proceeds of the Proposed Offering. The Company and the underwriters have agreed that payment of $1,605,000 of the non-accountable expense allowance will be deferred until consummation of the Business Combination.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage underwriters, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Warrants. In consideration for solicitation services, the Company will pay the underwriters a commission equal to 6% of the exercise price for each Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by the underwriters.

The Company has also agreed to sell to the underwriters a purchase option to purchase the Company’s Units (Note 8).

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Initial Stockholders

Pursuant to letter agreements with the Company and the Representative in the Proposed Offering and the private placement offering, the Initial Stockholders will have waived their right to receive distributions with respect to their existing shares in the event of the Company’s liquidation.

The Initial Stockholders will be entitled to registration rights with respect to their existing shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

The founders have agreed with the Representative that, upon consummation of the Proposed Offering, they or certain of their affiliates or designees will collectively purchase up to $500,000 of Warrants at prices not to exceed $0.80 per Warrant. The Warrants to be purchased by such individuals will be identical to the Warrants being offered in the Proposed Offering except that the Warrants may be exercisable on a “cashless basis” so long as such Warrants are held by the Initial Stockholders or their affiliates. The individuals have further agreed that the Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

Certain of the Initial Stockholders and other accredited investors will have committed to purchase an aggregate of 140,000 shares of the Company’s common stock and 2,187,500 Warrants for an aggregate purchase price of $1,750,000 privately from the Company. These purchases will take place immediately prior to the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Warrants to be purchased by such individuals will be identical to the Warrants being offered in the Proposed Offering. Additionally, such individuals will have waived their right to receive distributions in the event of the Company’s liquidation prior to a Business Combination with respect to the shares of common stock underlying such Warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the Units sold in the Proposed Offering.

NOTE 7—PREFERRED STOCK

The Company is authorized to issue 5,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

Each Warrant sold in the Proposed Offering will be exercisable for one share of common stock. Except as set forth below, the Warrants will entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company will have the ability to redeem the Warrants with the prior consent of the Representative, in whole or in part, at a price of $.01 per Warrant at any time after the Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

Millennium India Acquisition Company Inc.

(a corporation in the development stage)

Notes to Financial Statements—(Continued)

As the proceeds from the exercise of the Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (“UPO”) for $100 to the Representative to purchase up to 1,200,000 Units at an exercise price of $10.80 per Unit. The Units underlying the UPO will be exercisable in whole or in part, solely at the Representative’s discretion, commencing on the consummation of a Business Combination and expiring on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity with an equivalent increase in additional paid-in capital. The Company estimates that the fair value of the 1,200,000 Units underlying the UPO will be approximately 2,928,000 (2.44 per Unit) at the date of sale and issuance, which was determined using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 37.566%, (2) risk-free interest rate of 4.82% and (3) contractual life of 5 years. The expected volatility of approximately 37.566% was estimated by management based on an evaluation of the historical volatilities of similar public entities which had completed a transaction with an operating company. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and the market price of the Units and underlying securities) to exercise the UPO without the payment of any cash. Each of Units included in the UPO are identical to the Units to be sold in the Proposed Offering, except that the exercise price of the Units will be $10.80 per Unit.

NOTE 9—SUBSEQUENT EVENTS

During April and May 2006, the Company issued an additional $85,500 unsecured promissory notes to its founders. These notes are non-interest bearing and are payable on the earlier of September 30, 2006 or the consummation of the Proposed Offering.

During May 2006, certain of the Initial Stockholders purchased 500,000 shares of the Company’s common stock for an aggregate $4,000.

During May 2006, the Company amended and restated its Certificate of Incorporation to authorize the issuance of an additional 10,000,000 shares of common stock for an aggregate authorization of 45,000,000 shares of common stock.

Until [            ], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$96,000,000

MILLENNIUM INDIA

ACQUISITION COMPANY INC.

12,000,000 Units

PROSPECTUS

Ladenburg Thalmann & Co. Inc.

Ferris, Baker Watts

Incorporated

Maxim Group LLC

                    , 2006

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 18, 2006

[Alternate Page for Selling Securityholders’ Prospectus]

Preliminary Prospectus

MILLENNIUM INDIA ACQUISITION COMPANY INC.

2,187,500 Warrants

2,187,500 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 2,187,500 warrants and 2,187,500 shares of our common stock underlying the warrants by the persons described in this prospectus, whom we call the “selling securityholders.” All of such 2,187,500 shares are being offered for resale upon exercise of warrants held by certain of the selling securityholders. We are registering these shares as required by the terms of registration rights agreements between the selling securityholders and us. Such registration does not mean that the selling securityholders will actually offer or sell any of these shares. We will receive no proceeds from the any sale of any of these shares by the selling securityholders.

We are also offering 2,187,500 shares of our common stock for issuance upon the exercise of warrants originally purchased by one or more selling securityholders but held at the time of exercise by persons other than the selling securityholders.

The offer and sale of the securities covered by this prospectus will not commence until we first complete the distribution of our units, common stock and warrants in our initial public offering and then, only upon the separation of the units sold in that offering.

Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $6.00. The warrants will become exercisable on the later of the completion of a business combination with a target business, and                     , 2007 [one year from the date of this prospectus]. The warrants will expire at 5:00 p.m., New York City time, on                     , 2010 [four years from the date of this prospectus] or earlier upon redemption. The warrants are redeemable at the Company’s option, with the consent of the representative of the underwriters, as set forth in this prospectus.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2006

1

[Alternate Page For Selling Securityholders’ Prospectus]

PROSPECTUS SUMMARY

* * *

The Offering

Common stock offered by selling securityholders	2,187,500 shares(1)

Common stock to be outstanding after this offering	17,187,500 shares(1)

Warrants offered	2,187,500 warrants

Warrants to be outstanding after this offering	14,812,500 warrants(2)

Warrant Terms:

Exercisability	Each warrant is exercisable for one share of common stock

Exercise price	$6.00 per share

Exercise period	The warrants become exercisable on the later of the completion of a business combination with a target business, and , 2007 [one year from the date of this prospectus]

Redemption

The warrants will expire at 5:00 p.m., New York City time, on                     , 2010 [four years from the date of this prospectus] or earlier upon redemption

We may redeem the outstanding warrants with Ladenburg Thalmann & Co. Inc.’s prior consent:

•      in whole and not in part;

•      at a price of $0.01 per warrant at any time after the warrants become exercisable;

•      upon a minimum of 30 days’ prior written notice of redemption; and

•      if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Use of Proceeds	Working capital and other general corporate purposes.

Proposed American Stock Exchange symbols for our:

Common stock	MQC

Warrants	MQC.WS

(1)	We are offering our common stock for issuance upon the exercise of warrants originally purchased by one or more selling securityholders but held at the time of exercise by persons other than the selling securityholders. The number of shares issued by us upon the exercise of such warrants will reduce by a like number the number of shares of common stock being offered by the selling securityholders.
(2)	Assumes no warrants are exercised.

2

[Alternate Page For Selling Securityholders’ Prospectus]

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered and warrants by the selling securityholders. If all of the warrants are exercised, we will receive gross proceeds of $13,125,000 before payment of any solicitation fees that may become due. We intend to use such proceeds for working capital and other general corporate purposes.

3

[Alternate Page For Selling Securityholders’ Prospectus]

SELLING SECURITYHOLDERS

This prospectus relates to our registration, for the account of the selling securityholders indicated below, of an aggregate of 2,187,500 warrants and 2,187,500 shares of our common stock underlying the warrants. All of these securities were sold to accredited investors in a private placement immediately prior to the consummation of our initial public offering, for an aggregate of $1,750,000. Such securities are being registered for resale pursuant to registration rights granted by us to the selling securityholders. We have agreed to pay all expenses and costs to comply with our obligation to register the selling securityholders’ respective securities. We have also agreed to indemnify and hold harmless the selling securityholders against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act of 1933.

The following table presents information concerning the common stock offered for resale by the selling securityholders. We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all securities that they beneficially own. The columns reflecting securities owned after the offering assume the sale of all of the warrants and common stock offered by this prospectus. The registration of the offered warrants and shares does not mean that any or all of the selling securityholders will offer or sell any of these warrants and shares. Except as set forth in the notes to this table, there is not nor has there been a material relationship between us and any of the selling securityholders within the past three years. Based upon information provided to us by the persons listed below, none of such persons are NASD members or affiliates.

Name of Selling Securityholder	Warrants Offered by Selling Securityholder	Common Stock Offered by Selling Securityholder	Warrants Offered by Selling Securityholder		Shares Beneficially Owned After Offering(1)
			Number	Percent	Number	Percent

(1)	Reflects shares of common stock not offered for resale.

4

[Alternate Page For Selling Securityholders’ Prospectus]

PLAN OF DISTRIBUTION

We are registering the common stock and warrants on behalf of the selling securityholders, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell such securities received as gifts, pledges, partnership distributions or other non-sale related transfers. All costs, expenses and fees in connection with the registration of the common stock and warrants offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock and warrants will be borne by the selling securityholders.

Sales of the common stock and warrants may be effected by the selling securityholders from time to time in one or more types of transactions (which may include block transactions) on any securities exchange, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock and warrants, through short sales of such securities, short sales versus the box, or a combination of such methods of sale, at fixed prices, market prices prevailing at the time of sale, prices related to market prices, varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the common stock and warrants by the selling securityholders.

The selling securityholders may effect such transactions by selling the common stock and warrants directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of the common stock and warrants for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate.

The selling securityholders and any broker-dealers that act in connection with the sale of the common stock and warrants might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the common stock and warrants sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than 8% for the sale of any of these securities. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock and warrants against certain liabilities, including liabilities arising under the Securities Act.

Because selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling securityholders also may resell all or a portion of the common stock and warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Sales of any common stock and warrants by the selling securityholders may depress the price of the common stock and/or warrants in any market that may develop for such securities.

5

If we are notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the common stock and warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part under the Securities Act, disclosing:

•	the name of each such selling securityholder and of the participating broker-dealer(s);

•	the number of common stock and/or warrants involved;

•	the price at which such common stock and/or warrants were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this registration statement:

SEC filing fee	$25,723
NASD filing fee	24,540
American Stock Exchange listing fee	70,000
Initial Trustee’s fee	1,000	(1)
Printing and engraving expenses	75,000
Legal fees and expenses (including blue sky services and expenses)	325,000
Accounting fees and expenses	45,000
Miscellaneous expenses(2)	8,737

Total	$575,000	(3)

(1)	In addition to the initial acceptance fee that is charged by , as trustee, the Registrant will be required to pay to annual fees of $[ ] for acting as trustee, $[ ] for acting as transfer agent and registrar of the Registrant’s common stock and $[ ] for acting as warrant agent for the Registrant’s warrants.
(2)	Miscellaneous expenses include additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
(3)	$148,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the non-accountable expense allowance and legal and audit fees, have been paid from loans we received from F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

Item 14.	Indemnification of Directors and Officers

The Registrant’s certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended, or the DGCL.

Paragraph NINTH of Registrant’s certificate of incorporation provides:

“NINTH: (A) The Corporation shall, to the full extent permitted by Section 145 of the DGCL, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

(B) A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(C) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in sub-paragraph (d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Paragraph NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(D) If a claim under sub-paragraph (c) of this Paragraph NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(E) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(F) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, the registrant has agreed to indemnify the underwriters and the underwriters have agreed to indemnify the registrant against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities

On March 31, 2006, the registrant sold an aggregate of 2,860,000 shares of common stock and will sell an aggregate of 625,000 warrants to the following persons, in a private placement immediately prior to the consummation of this offering, without registration under the Securities Act of 1933:

Name	Number of Shares of Common Stock	Number of Warrants	Relationship to Us
Kishore Mirchandani	830,000	208,333	Chairman and Director
F. Jacob Cherian	830,000	208,333	President, Chief Executive Officer and Director
Suhel Kanuga	830,000	208,333	Executive VP, Chief Financial Officer, Treasurer, Secretary and Director
Lawrence Burstein	270,000		Director
Gul Asrani	20,000		Director
C.P. Krishnan Nair	20,000		Director
Sarat Sethi	20,000		Director
Daulat Dipshan	10,000		Advisor
Kevin Neylan	10,000		Advisor
Dr. Vijay C. Panjabi	10,000		Advisor
Dr. Kurian P. Abraham	10,000		Advisor

Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 as they were sold to accredited individuals. The shares issued to the individuals above were sold for an aggregate offering price of $29,000 at a purchase price of $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

We anticipate that immediately prior to the consummation of this offering, we will privately sell 208,333 founders’ warrants to each of our founders, at a price of $0.80 per warrant, for an aggregate of $500,000. All of the proceeds we receive from the sale of these founders’ warrants will be placed in the trust account upon the consummation of this offering. The privately placed founders’ warrants will be identical to the warrants offered by this prospectus except that they may be exercised on a cashless basis so long as such founders’ warrants are held by the founders or their affiliates. The founders’ warrants cannot be sold or transferred until 90 days after the consummation of a business combination. Each of our founders will waive their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying the founders’ warrants.

We also anticipate that immediately prior to the consummation of this offering, we will privately sell 35 units, each consisting of 4,000 shares of common stock and 62,500 warrants at a price of $50,000 per unit, for an aggregate of $1,750,000, or 140,000 shares and 2,187,500 warrants, to as yet unidentified purchasers, all of whom will be “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933. Our officers or directors, or any of their affiliates may purchase private placement units. All of the proceeds we receive from the sale of the private placement units will be placed in the trust account upon the consummation of this offering. The private placement warrants will be identical to the warrants offered by this prospectus.

Additionally, all of the purchasers of these privately placed warrants will have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the shares of common stock underlying such warrants. The private placement warrants purchased by non-affiliated parties will be immediately saleable into the open market after the separation of the units sold in this offering. However, any private placement warrants purchased by our officers, directors or their affiliates will be subject to lock-up agreements restricting their sale until a business combination is successfully completed.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following is a list of Exhibits filed herewith as part of the registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement

1.2	Form of Selected Dealers Agreement

3.1	Registrant’s Amended and Restated Certificate of Incorporation

3.2**	Registrant’s Bylaws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4	Form of Unit Purchase Option to be granted to the Representative of the Underwriters

4.5	Form of Warrant Agreement between and the Registrant

5.1*	Opinion of Sonnenschein Nath & Rosenthal LLP

10.1	Form of Investment Management Trust Agreement between and the Registrant

10.2	Form of Stock Escrow Agreement between the Registrant, and the Existing Stockholders.

10.3*	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and each of F. Jacob Cherian, Suhel Kanuga, Kishore Mirchandani, Lawrence Burstein, C.P. Krishnan Nair, Gul Asrani, and Sarat Sethi

10.4**	Form of Promissory Note issued by the Registrant to each of F. Jacob Cherian, Suhel Kanuga and Kishore Mirchandani

10.5**	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders

14.1	Code of Ethics

23.1	Consent of J.H. Cohn LLP, independent registered public accounting firm

23.2*	Consent of Sonnenschein Nath & Rosenthal LLP (to be contained in Exhibit 5.1)

24.1	Power of Attorney (comprises a portion of the signature page to this Registration Statement)

99.1	Audit Committee charter

*	To be filed by amendment.
**	Previously filed.

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of May, 2006.

MILLENNIUM INDIA ACQUISITION COMPANY INC.

By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ F. Jacob Cherian F. Jacob Cherian	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2006

* Suhel Kanuga	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial & Accounting Officer)	May 18, 2006

* Kishore Mirchandani	Chairman and Director	May 18, 2006

/s/ Lawrence Burstein Lawrence Burstein	Director	May 18, 2006

Gul Asrani	Director

* C.P. Krishnan Nair	Director	May 18, 2006

* Sarat Sethi	Director	May 18, 2006

F. Jacob Cherian, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

Date: May 18, 2006	/s/ F. Jacob Cherian
F. Jacob Cherian